   As filed with the Securities and Exchange Commission on October 5, 1999.
                                                      Registration No. 333-84027
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                             WAL-MART STORES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                Delaware                           71-0415188
                --------                           ----------
     (State or Other Jurisdiction of            (I.R.S. Employer
      Incorporation or Organization)           Identification No.)

                              702 S.W. 8th Street
                         Bentonville, Arkansas  72716
                                (501) 273-4000

      (Address, including Zip Code, and Telephone Number, including Area
              Code, of Registrant's Principal Executive Offices)
                            _______________________

                    THE ASDA COLLEAGUE SHARE OWNERSHIP PLAN1
                    THE ASDA GROUP LONG TERM INCENTIVE PLAN1
                      THE ASDA GROUP PLC SHARESAVE SCHEME1
                  THE ASDA 1984 EXECUTIVE SHARE OPTION SCHEME1
                  THE ASDA 1994 EXECUTIVE SHARE OPTION SCHEME1

                             (Full Title of Plan)
                         -----------------------------


          Allison D. Garrett                               Copy to:
        Assistant General Counsel                      Dudley W. Murrey
         Wal-Mart Stores, Inc.                       Hughes & Luce, L.L.P.
         702 S.W. 8th Street                     1717 Main Street, Suite 2800
      Bentonville, Arkansas  72716                    Dallas, Texas  75201
             (501) 273-4000                              (214) 939-5500
(Name, Address, and Telephone Number,
including Area Code, of Agent for Service)
                            _______________________


_____________________________________

(1) Sponsored by Asda Group PLC, a newly acquired subsidiary of the Registrant. Outstanding options issued under these plans are being replaced with options to acquire shares of the Registrant's common stock.

 Explanatory Statement In Connection With the Filing of a Related Registration
       Statement on Form S-8 Filed Pursuant to Instruction E of Form S-8

          Contemporaneously with the filing of this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-84027) (this "Registration Statement"), Wal-Mart Stores, Inc., a Delaware corporation (the "Registrant"), is filing with the Securities and Exchange Commission (the "Commission") a new Registration Statement on Form S-8. The New Registration Statement relates to the registration of the offer and sale of 1,138,516 shares of the Registrant's Common Stock, $.10 par value (the "Shares"), pursuant to options to purchase shares of the Common Stock granted pursuant to The ASDA Colleague Share Ownership Plan 1999 (the "New Registration Statement"). That plan is sponsored by ASDA Group PLC, a subsidiary of the Registrant (the "Subsidiary").

     The Registrant had originally registered the Shares pursuant to this Registration Statement in anticipation of options to purchase shares of the Common Stock that were to be granted pursuant to The ASDA Colleague Share Ownership Plan (the "Pre-1999 Plan"), which is the predecessor plan to the Plan. Subsequent to the filing and effectiveness of this Registration Statement, regulatory authorities having jurisdiction over the Pre-1999 Plan required the Registrant and its Subsidiary to adopt the Plan, rather than amending the Pre-1999 Plan, and to grant the options under the Plan in order for the options and the shares of the Common Stock issued upon the exercise of those options to comply with certain requirements under certain relevant laws and to obtain the desired treatment under those laws for the options and the shares of the Common Stock issued on exercise thereof. The Registrant desires to have the Shares be those shares of the Common Stock whose offer and sale under the Plan is registered under the New Registration Statement. The substantive provisions of the Plan will not differ from the substantive provisions of the Pre-1999 Plan as they were to be amended in contemplation of the grant under the Pre-1999 Plan of options to purchase shares of the Common Stock.

     Consequently, in accordance with the principles set forth in Interpretation 89 under Section G. "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the Commission's Form S-8, (1) the Registrant is registering the offer and sale of the Shares pursuant to options granted under the Plan by means of the New Registration Statement, (2) the registration fee of $14,223.05 allocable to the Shares, which the Registrant paid to the Commission in connection with registration of the Shares pursuant to this Registration Statement, is carried over in the New Registration Statement and (3) this Registration Statement is being amended on a post-effective basis to discuss the change from the Pre-1999 Plan to the Plan.

                                 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

         4(a) Restated Certificate of Incorporation of Wal-Mart Stores, Inc. (incorporated herein by reference to Exhibit 3(a) to the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1989) and Certificate of Amendment to the Restated Certificate of Incorporation of Wal-Mart Stores, Inc. (incorporated herein by reference to Exhibit 4(b) to the Registration Statement on Form S-8 of the Registrant (File No. 33-43315)).

         4(b) By-Laws of Wal-Mart Stores, Inc., as amended June 3, 1993 (incorporated herein by reference to Exhibit 4(a) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended January 31, 1994) .

        *5(a)  Opinion of Hughes & Luce, L.L.P.
        *8(a)  Opinion of Slaughter and May
       *23(a)  Consent of Ernst & Young LLP
       *23(b) Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5(a) hereto).
       *23(c) Consent of Slaughter and May (contained in Exhibit 8(a) hereto). *24(a) Power of Attorney (contained on Page II-5.)

-------------------

 *Previously Filed

Item 9.  Undertakings.
         ------------

       (a) The Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bentonville, State of Arkansas, on October 5, 1999.

                                    WAL-MART STORES, INC.


                                    By:    /s/ James A. Walker, Jr.
                                         --------------------------
                                        James A. Walker, Jr.
                                        Senior Vice President and Controller


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ S. Robson Walton*                                Chairman of the Board of                October 5, 1999
------------------------------------------            Directors and Director
S. Robson Walton

/s/ David D. Glass*                                 President, Chief Executive               October 5, 1999
------------------------------------------             Officer and Director
David D. Glass                                      (Chief Executive Officer)

------------------------------------------      Senior Vice Chairman and Director           _________   ___, 1999
Donald G. Soderquist

/s/ J.J. Fitzsimmons*                                 Senior Vice President                  October 5, 1999
------------------------------------------         (Co-Chief Financial Officer)
J.J. Fitzsimmons

/s/ James A. Walker, Jr.                              Senior Vice President                  October 5, 1999
------------------------------------------                and Controller
James A. Walker, Jr.                          (Co-Chief Financial Officer and Chief
                                                       Accounting Officer)

/s/ John A. Cooper, Jr.*                                     Director                        October 5, 1999
------------------------------------------
John A. Cooper Jr.
                                                             Director                        _________  ___, 1999
------------------------------------------
Stephen Friedman

/s/ Stanley C. Gault*                                        Director                        October 5, 1999
------------------------------------------
Stanley C. Gault

/s/ Roland A. Hernandez*                                     Director                        October 5, 1999
------------------------------------------
Roland A. Hernandez
                                                             Director                        _________  ___, 1999
------------------------------------------
Frederick S. Humphries

                                                             Director                        _________  ___, 1999
------------------------------------------
E. Stanley Kroenke

/s/ Elizabeth A. Sanders*                                    Director                        October 5, 1999
------------------------------------------
Elizabeth A. Sanders
                                                             Director                        _________  ___, 1999
------------------------------------------
H. Lee Scott, Jr.

/s/ Jack C. Shewmaker*                                       Director                        October 5, 1999
------------------------------------------
Jack C. Shewmaker

/s/ Paula Stern*                                             Director                        October 5, 1999
------------------------------------------
Paula Stern
                                                             Director                        _________  ___, 1999
------------------------------------------
Jose H. Villarreal
                                                             Director                        _________  ___, 1999
------------------------------------------
John T. Walton

* By /s/ James A. Walker, Jr., Attorney-in-Fact